UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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CORNERSTONE REALTY FUND, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cornerstone Realty Fund, LLC
1920 Main Street, Suite 400

Irvine, California  92614

NOTICE OF CONSENT REQUESTED FROM MEMBERS

WITHOUT A SPECIAL MEETING

JANUARY        , 2007

To our Members:

NOTICE IS HEREBY GIVEN that the managing member of Cornerstone Realty Fund, LLC, a California limited liability company (the “Fund”), is soliciting the written consent and approval from the holders (“members”) of the Fund’s limited liability company interests (“units”) to approve an amendment to the Fund’s Operating Agreement, without the necessity of holding a special meeting of the members, to:

(i)             eliminate the prohibition on repurchases of units by the Fund; and

(ii)          add a provision to the Operating Agreement specifically permitting the Managing Member to cause the Fund to repurchase units at any time, and from time to time, on such terms and conditions as the Manager Member may determine in its sole discretion; provided that such repurchases do not jeopardize the status of the Fund as a partnership for federal income tax purposes or cause the Fund to be treated as a publicly-traded partnership.

Your attention is directed to the Consent Statement accompanying this Notice which more fully describes the foregoing proposal.  The managing member has fixed the close of business on January     , 2007 as the record date for determining the members entitled to vote on the proposal for which consent and approval is being solicited.

The managing member has fixed the close of business on February      , 2007 as the date by which consents from members are to be received by the Fund in order to be voted.  Units can be voted only if the member completes, signs and returns the Consent accompanying this Notice.

Your consent is important.  Please mark, date, sign and return the enclosed Consent in the enclosed envelope as promptly as possible.  You may revoke your consent in the manner described in the accompanying Consent Statement at any time before the action authorized by the signed Consent Form becomes effective.

Irvine, California	Sincerely,
January , 2007
Terry G. Roussel President of Cornerstone Ventures, Inc., Manager of Cornerstone Industrial Properties, LLC Managing Member of Cornerstone Realty Fund, LLC

Cornerstone Realty Fund, LLC

CONSENT STATEMENT

January      , 2007

Solicitation of Consents

This Consent Statement is being furnished to holders (“members”) of limited liability company interests (“units”) in Cornerstone Realty Fund, LLC (the “Fund”), a California limited liability company, in connection with the solicitation of written consents by the managing member to approve an amendment to the Fund’s Operating Agreement, as amended and restated.  No meeting will be held in connection with this solicitation of consents from the members.  This Consent Statement and accompanying Consent and notice were first mailed to our members on or about January       , 2007.  To be counted, a properly signed Consent must be received by the Fund on or before February       , 2007.

Please mark, date, sign and return the enclosed Consent and return it in the enclosed envelope as promptly as possible.  No postage is required if your returned Consent is mailed within the United States.  The Fund will bear the cost of soliciting consents, including the preparation, assembly and mailing of the consents and soliciting material, as well as the cost of forwarding the materials to the owners of our units.  Directors, officers and regular employees of Cornerstone Ventures, Inc., may, without compensation other than their regular compensation, solicit consents by telephone, facsimile, email, personal conversation or other means of communication.  Cornerstone Ventures, Inc. is the manager of Cornerstone Industrial Properties, LLC, which is the managing member of the Fund.  We may reimburse brokerage firms and others for expenses in forwarding consent material to the owners of our units.

Record Date

Our managing member has fixed the close of business on January       , 2007 as the record date for determining the members entitled to notice of, and to express consent to or dissent from, the proposal to amend the Fund’s Operating Agreement.  On January       , 2007, 100,000 of our units, representing 100% of the percentage interests in the Fund, were outstanding and held by              record holders.  Each 1,000 units represent one percent (1%) of the outstanding percentage interests.

Required Vote and Consent Process

The affirmative consent of a majority of the outstanding percentage interests is required to approve the amendment to the Operating Agreement.  Once the Fund has received consents from holders of a majority of the percentage interests represented by outstanding units voting “FOR” the proposal, the Fund may declare the consent process concluded and be bound by the results of such process.  In any event, unless the Fund elects to extend the deadline, the consent process and the opportunity to vote by returning a Consent form, will end on February       , 2007. Failure to return a Consent form will be deemed a vote “AGAINST” the proposal.

Revocation of Consents

A member may revoke his, her or its consent at any time prior to February       , 2007 or other conclusion of the consent process (whichever is earlier), by mailing a properly executed Consent form bearing a later date or by mailing a signed, written notice of revocation to the attention of the Fund.  Revocation of a Consent will be effective upon receipt by the Fund of either (i) an instrument revoking the consent or (ii) a duly executed Consent form bearing a later date.

1

PROPOSAL TO AMEND THE OPERATING AGREEMENT

Our Operating Agreement currently prohibits the Fund from repurchasing the units.  Our managing member proposes to amend the Operating Agreement to (i) eliminate the prohibition on repurchases of units by the Fund and (ii) add a provision to the Operating Agreement specifically permitting the Managing Member to cause the Fund to repurchase units at any time, and from time to time, on such terms and conditions as the Manager Member may determine in its sole discretion; provided that such repurchases do not jeopardize the status of the Fund as a partnership for federal income tax purposes or cause the Fund to be treated as a publicly-traded partnership.  The proposed amendment to the Operating Agreement is attached to this Consent Statement as Exhibit A.

You are being asked to vote upon the following resolution by completing the enclosed Consent form and returning it the Fund:

RESOLVED, that Amendment No. 1 to the Operating Agreement in the form attached as Exhibit A to the Consent Statement be adopted and approved in all respects.

If the holders of a majority of the percentage interests in the Fund consent and approve the proposed amendment to the Operating Agreement in accordance with the procedures described in this Consent Statement, the managing member will be authorized to execute an amendment to the Operating Agreement in the form attached to this Consent Statement as Exhibit A and the amendment will be effective as of the date of execution.  The Operating Agreement, and the Subscription Agreements signed by members when they purchased units, provide the Managing Member with a power of attorney to execute amendments to the Operating Agreement on behalf of the members.  Accordingly, if this proposal is approved by the requisite consent of members, the managing member will be authorized to execute the amendment on behalf of itself and all members of the Fund.

Purpose of the Amendment

The purpose of the proposed amendment is to give the managing member discretion to implement a unit repurchase program as a means of providing a measure of liquidity to the Fund’s investors since there is no secondary trading market for the units and transfers of units are prohibited without the prior approval of the manager managing.  Even if the proposed amendment is approved by our members, the managing member will not be required to implement a unit repurchase program and there can be no assurance that the managing member will do so.

Proposed Repurchase Program

If the proposal to amend to the Fund’s operating agreement is approved by members, we intend to adopt a repurchase program pursuant to which the Fund would repurchase units for cash, subject to the availability of sufficient funds and other conditions and limitations.  The price at which the Fund would repurchase units would be at a discount to the estimated per unit liquidation value of the Fund.  We expect that the repurchase program will remain in effect for the remaining duration of the Fund, which is required to liquidate by December 31, 2010.  We expect to evaluate the repurchase price periodically during the life the redemption program and may adjust the repurchase price at any time and from time to time or suspend or terminate the proposed repurchase program upon 30 days prior notice to members.   We expect that we would honor repurchase requests quarterly on a first-come, first-served basis, although we would give priority to repurchase requests due to the death of a member.

2

Limitations on Repurchases

If the proposed amendment is approved by members and the managing member decides to implement a unit repurchase program, such a program will be subject to certain conditions and limitations.  For example, the proposed amendment to the Operating Agreement provides that repurchases would be subject to the limitations of Section 17254 of the Beverly-Killea Limited Liability Company Act, which prohibits repurchases if the Fund would be unable to pay its debts as they become due in the usual course of business or if the Fund’s total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy any preferential rights of members upon dissolution.  In addition, the proposed amendment would restrict repurchases if such repurchases would jeopardize the status of the Fund as a partnership for federal income tax purposes or cause the Fund to be treated as a publicly-traded partnership. To minimize the adverse affect on regular cash distributions to members and to avoid the possibility of adverse tax consequences, we plan to initially cap the number of units that can be redeemed in any calendar year at two percent (2%) of the total amount of units outstanding.   The managing member may impose other conditions and limitations upon repurchases that the managing member determines in its sole discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There are no units of membership interest owned by our managing member as of the date of this Consent Statement.   Terry G. Roussel, a director, officer and shareholder of Cornerstone Ventures, Inc., the manager of our managing member, owned five units of membership interest as of the date of this Consent Statement.

No arrangements exist which would, upon implementation, result in a change in control of the Fund.  The Fund is aware, however, that the Fund’s members have received an unsolicited “Mini-Tender Offer” from CMG Partners, LLC, an outside, independent and unaffiliated entity.  CMG Partners is offering to purchase our members’ units in the Fund for $300 per unit, less the amount of cash distributions per unit paid on or after October 15th, 2006.  As of the date of this Consent Statement, CMG Partners has not indicated in any filings with the Securities and Exchange Commission that it intends to acquire a controlling interest in the Fund, nor are we aware of any such intent.

OTHER INFORMATION

Members who have questions about the giving of written consent with respect to action proposed in this Consent Statement or who require assistance or further information may contact the Fund at (877) 805-3333.

AT THE DIRECTION OF THE MANAGING MEMBER

Terry G. Roussel President of Cornerstone Ventures, Inc., Manager of Cornerstone Industrial Properties, LLC Managing Member of Cornerstone Realty Fund, LLC

January       , 2007

Irvine, California

3

EXHIBIT A

FORM OF
AMENDMENT NO. 1 TO

AMENDED AND RESTATED
OPERATING AGREEMENT
OF
CORNERSTONE REALTY FUND, LLC

This Amendment No. 1 (this “Amendment”) to the Operating Agreement of Cornerstone Realty Fund, LLC (the “Fund”), made effective as of July 19, 2001 and amended and restated effective as of June 30, 2003 (the “Operating Agreement”), is made is effective as of             , 2007 among Cornerstone Industrial Properties, LCC, a California limited liability company, and the Members of the Fund.

RECITALS

A.                                   Subsection 9.2.9 of the Operating Agreement provides that the Fund shall not repurchase Units unless approved by the Members the Fund in the manner provided in the Operating Agreement.

B.                                     The Members of the Fund holding a majority of the Percentage Interests have consented to and approved this Amendment in accordance with the Operating Agreement.

C.                                     Certain capitalized terms used in this Amendment shall have the meanings given them in the Operating Agreement.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.                                       Amendment of Article 9.  Section 9.2 of Article 9 of the Operating Agreement is hereby amended to delete Subsection 9.2.9 in its entirety.

2.                                       Amendment of Article 11.  Article 11 of the Operating Agreement is hereby amended to add the following paragraph as Section 11.3:

“11.3                     Redemption.  Subject to Section 17254 of the Limited Liability Company Law, the Managing Member shall have the authority to cause the Fund to repurchase Units at any time, and from time to time, on such terms and conditions as the Manager Member may determine in its sole discretion; provided that such repurchases do not jeopardize the status of the Fund as a partnership for federal income tax purposes or cause the Fund to be treated as a publicly-traded partnership.”

3.                                       No Other Amendments.  Except as set forth in this Amendment, no other additions, modifications or deletions to or from the Operating Agreement are intended to made hereby and the Operating Agreement shall remain in full force and effect in all other respects in accordance with its terms.

(Signature Page Follows)

A-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be made effective as of the date first written above.

“MANAGING MEMBER”

CORNERSTONE INDUSTRIAL PROPERTIES, LLC,
a California limited liability company

By: CORNERSTONE VENTURES, INC.,
a California corporation,
Its Manager

By:
Terry G. Roussel, President

“UNITHOLDERS”

By:

CORNERSTONE INDUSTRIAL PROPERTIES, LLC, a California limited liability company, the Managing Member, as attorney-in-fact for the Unitholders set forth in the books and records of the Fund, pursuant to Section 12.6 and each such Unitholder’s Subscription Agreement.

	By:	CORNERSTONE VENTURES, INC.,
a California corporation,
Its Manager

By:
Terry G. Roussel, President

A-2

Cornerstone Realty Fund, LLC
1920 Main Street, Suite 400

Irvine, California  92614

CONSENT BY MEMBERS

TO ACTION

WITHOUT A SPECIAL MEETING

THIS CONSENT IS SOLICITED BY CORNERSTONE INDUSTRIAL PROPERTIES, LLC, THE MANAGING MEMBER, ON BEHALF OF CORNERSTONE REALTY FUND, LLC.

The undersigned member of Cornerstone Realty Fund, LLC, a California limited liability company (the “Fund”), hereby consents to the following action without a meeting pursuant to Section 17104(i) of the Beverly-Killea Limited Liability Company Act and Section 3.12 of the Fund’s Operating Agreement with respect to all of the units of the Fund held by the undersigned:

RESOLVED, that Amendment No. 1 to the Operating Agreement in the form attached as Exhibit A to the Consent Statement be adopted and approved in all respects.

Please mark your vote as indicated: ☒

FOR ☐	AGAINST ☐	ABSTAIN ☐

IF THIS CONSENT IS SIGNED AND RETURNED BUT NO DIRECTION IS INDICATED, THIS CONSENT WILL BE VOTED “FOR” THE AMENDMENT TO THE OPERATING AGREEMENT.  AN ABSTENTION OR THE FAILURE TO TIMELY RETURN THIS CONSENT WILL BE DEEMED A VOTE “AGAINST” THE PROPOSED AMENDMENT.

IMPORTANT –  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, BUT NO LATER THAN FEBRUARY       , 2007.

Dated:                              , 2007

Please print name of unitholder

Signature (and title, if applicable)

Signature, if held jointly

When units are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by an authorized officer.  If a partnership, please sign in partnership name by an authorized person.